[PricewaterhouseCoopers Letterhead]








                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Colorado Wyoming Reserve Company on Form S-8 (File No. 333-39979) of our report dated December 23, 1998, on our audits of the consolidated financial statements of Colorado Wyoming Reserve Company as of June 30, 1998 and 1997, and for the years then ended, which report is incorporated by reference in this Annual Report on Form 10-KSB.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP






December 23, 1998
Denver, Colorado